  As filed with the Securities and Exchange Commission on September 26, 1995
                                             Registration No. 33-62475

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

           Registration Statement Under The Securities Act of 1933

                               -------------------
                           HEALTHSOUTH Corporation
            (Exact Name of Registrant as Specified in its Charter)

                               -------------------


           Delaware                                63-0860407
(State or Other Jurisdiction of         (I.R.S. Employer Identification
Incorporation or Organization)                       Number)

               Two Perimeter Park South, Birmingham, Alabama 35243
                                 (205) 967-7116

               (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                               RICHARD M. SCRUSHY

                            Chairman of the Board and
                             Chief Executive Officer
                             HEALTHSOUTH Corporation

                            Two Perimeter Park South
                            Birmingham, Alabama 35243

                                 (205) 967-7116

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                    Copies to:

                               -------------------

J. BROOKE JOHNSTON, JR., ESQ            WILLIAM W. HORTON, ESQ.                NATHANIEL M. CARTMELL III, ESQ.
BEALL D. GARY, JR., ESQ.                Group Vice President--Legal Services   KAREN A. DEMPSEY, ESQ.
Haskell Slaughter Young & Johnston,     HEALTHSOUTH Corporation                J. KEITH BIANCAMANO, ESQ.
Professional Association                Two Perimeter Park South               Pillsbury Madison & Sutro
1200 AmSouth/Harbert Plaza              Birmingham, Alabama 35243              Post Office Box 7880
1901 Sixth Avenue North                                                        San Francisco, California 94120
Birmingham, Alabama 35203

                               -------------------

          Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, check the following box.[]

   If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the NASD filing fee and the New York Stock Exchange additional listing fee.



                                       Amount
                                      -------
SEC registration fee................  $ 99,783
NASD filing fee ....................    29,437
NYSE additional listing fee.........    44,725
Blue Sky fees and expenses .........     7,500
Accounting fees and expenses  ......    50,000
Legal fees and expenses ............    75,000
Printing and engraving .............   150,000
Registrar and transfer agent's fees      5,000
Miscellaneous fees and expenses ....    39,005
                                      ---------
 Total..............................  $500,000


Item 15. Indemnification of Directors and Officers

   Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their Directors in certain circumstances in accordance with provisions therein set forth. Article NINTH of HEALTHSOUTH's Restated Certificate of Incorporation provides for the elimination of personal liability of a Director to the corporation or its stockholders for monetary damage for the breach of the Director's fiduciary duty to the full extent allowable under such Section 102(b)(7).

   Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VI of HEALTHSOUTH's Bylaws provides for the indemnification of such persons to the full extent allowable under applicable law.

   HEALTHSOUTH has entered into agreements with all of its Directors and its executive officers pursuant to which the company has agreed to indemnify such Directors and executive officers against liability incurred by them by reason of their services as a Director to the fullest extent allowable under applicable law.

   The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the registrant, its directors and officers, and by the Registrant of the Underwriters and certain related persons, for certain liabilities arising under the Act and affords certain rights of contribution with respect thereto.

Item 16. Exhibits.


Exhibit
Number        Description of Document
- ------------  -----------------------
(1)*          Form of Underwriting Agreement.
(5)           Opinion of Haskell Slaughter Young & Johnston, Professional
              Association.
(11)*         Statement re Computation of Per Share Earnings.
(23)-1        Consent of Ernst & Young LLP.
(23)-2        Consent of Haskell Slaughter Young & Johnston, Professional
              Association (included in opinion filed as Exhibit (5)).
(24)*         Powers of Attorney.
(27)-1*       Financial Data Schedule, year-end.
(27)-2*       Financial Data Schedule, six-months.
_________
* Previously filed.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Company hereby undertakes that:

   (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 26 , 1995.

                                 HEALTHSOUTH Corporation

                                 By: /s/ Richard M. Scrushy
                                    ------------------------
                                      Richard M. Scrushy,
                                    Chairman of the Board
                                 and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                       Date
- -----------                       ---------------------------          -------

/s/ Richard M. Scrushy
- ------------------------
Richard M. Scrushy                   Chairman of the Board        September 26, 1995
                                  and Chief Executive Officer
                                          and Director

           *
- ------------------------
Aaron Beam, Jr.                   Executive Vice President and    September 26, 1995
                                    Chief Financial Officer

           *
- ------------------------
William T. Owens                   Senior Vice President          September 26, 1995
                                   and Controller (Principal
                                       Accounting Officer)
           *
- ------------------------
James P. Bennett                            Director              September 26, 1995

           *
- ------------------------
Anthony J. Tanner                           Director              September 26, 1995

           *
- ------------------------
P. Daryl Brown                              Director              September 26, 1995

           *
- ------------------------
Phillip C. Watkins, M.D.                    Director              September 26, 1995

                              II-3


          *
- -------------------------
George H. Strong                            Director              September 26, 1995

          *
- -------------------------
C. Sage Givens                              Director              September 26, 1995

          *
- -------------------------
Charles W. Newhall III                      Director              September 26, 1995

          *
- -------------------------
Larry R. House                              Director              September 26, 1995

          *
- -------------------------
John S. Chamberlin                          Director              September 26, 1995

          *
- -------------------------
Richard F. Celeste                          Director              September 26, 1995

                                 By: /s/ Richard M. Scrushy
                                    ------------------------
                                      Richard M. Scrushy,
                                       Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number        Description of Document                                      Page
- ------------  -----------------------                                      ----
(1)*          Form of Underwriting Agreement.
(5)           Opinion of Haskell Slaughter Young & Johnston, Professional
              Association.
(11)*         Statement re Computation of Per Share Earnings.
(23)-1        Consent of Ernst & Young LLP.
(23)-2        Consent of Haskell Slaughter Young & Johnston, Professional
              Association (included in opinion filed as Exhibit (5)).
(24)*         Powers of Attorney.
(27)-1*       Financial Data Schedule, year-end.
(27)-2*       Financial Data Schedule, six-months.
_________
* Previously filed.